UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 27, 2023
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ALTERYX, INC.
(Exact Name of the Registrant as Specified in its Charter)
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Delaware	001-38034	90-0673106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17200 Laguna Canyon Road,	Irvine,	California	92618
(Address of Principal Executive Offices)			(Zip Code)
(888) 836-4274
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AYX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act    ☐

Item 2.02. Results of Operations and Financial Condition.
On April 27, 2023, Alteryx, Inc., a Delaware corporation (the “Company”), issued a press release and a stockholder letter announcing the Company’s financial results for the quarter ended March 31, 2023. The press release and the stockholder letter are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.
The information furnished with this Item 2.02, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, regardless of any general incorporation language in such filing.
Item 2.05. Costs Associated with Exit or Disposal Activities.
On April 27, 2023, the Company announced a workforce reduction plan (the “Workforce Reduction Plan”) intended to reduce operating costs, improve operating margins and continue advancing the Company’s ongoing commitment to profitable growth. The Workforce Reduction Plan is expected to impact approximately 11%, or approximately 320, of the Company’s full-time employees, primarily in the sales and marketing and general and administrative organizations.
The Company currently estimates that it will incur charges of approximately $11 million to $13 million in connection with the Workforce Reduction Plan, consisting of cash expenditures for notice period and severance payments, employee benefits and job placement services. The Company expects that the majority of the charges will be incurred in the second quarter of 2023 and that the execution of the Workforce Reduction Plan will be substantially complete by the end of the third quarter of 2023. The Company intends to exclude the charges associated with the Workforce Reduction Plan from its non-GAAP financial measures.
Potential position eliminations in each country are subject to local law and consultation requirements, which may extend this process further in certain countries. The charges that the Company expects to incur are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual expenses may differ from the estimates disclosed above. The Company may also incur charges and expenditures not currently contemplated due to unanticipated events that may occur in connection with the Workforce Reduction Plan.
Item 7.01 Regulation FD Disclosure.
On April 27, 2023, the Company began notifying employees affected by the Workforce Reduction Plan and communicated the changes to the entire company with a letter from Mark Anderson, the Company’s Chief Executive Officer, which is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated by reference.
The information furnished under this Item 7.01 and in the accompanying Exhibit 99.3 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.
Forward-Looking Statements
This Current Report on Form 8-K and the employee letter furnished as Exhibit 99.3 herewith contain “forward‑looking statements” within the meaning of the federal securities laws that involve risks and uncertainties, including, but not limited to, statements regarding the Workforce Reduction Plan and its timing and impact on the Company’s business and financial results, including with respect to the Company’s ability to achieve profitability and annualized recurring revenue goals. The expectations expressed or implied in these forward-looking statements may not turn out to be correct. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The Company does not undertake to update, and expressly disclaims any duty to update, its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release, dated April 27, 2023.
99.2	Shareholder Letter, dated April 27, 2023.
99.3	Letter to Alteryx employees from Mark Anderson, dated April 27, 2023.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERYX, INC.
Date:	April 27, 2023	By:	/s/ Christopher M. Lal
		Name:	Christopher M. Lal
		Title:	Chief Legal Officer and Corporate Secretary